UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of THE
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WELBILT, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Customer and Distributor Communication – External FAQ - Not for Distribution

The purpose of this document is to provide business leaders with a script/FAQ for communicating externally.

Read through entire document – do not deviate from the document. If asked questions that are not referenced in the FAQ, then thank the customer for their question and simply reply that you do not have an answer.

Q.	Why is Middleby acquiring Welbilt?

A.	There are many synergies between the companies in products, operations, global reach, and innovation, just to name a few. Middleby has grown through past successful acquisitions and allowed them to offer a broader portfolio of brands to customers, as well as introduce better products, service levels, and innovations. We are confident that this acquisition will similarly benefit our customers.

Another benefit of growth by acquisition is the ability to maximize efficiencies from our operations. This allows us to improve quality, reduce costs, and invest in improvements and innovations that enhance the customer experience.

Q.	What does this mean for us as reps/customers/dealers?

A.	It is positive news for our existing partners. A few of the benefits include expanded product lines, acceleration of new products into the market, a broader global reach, and enhanced service and aftermarket support.

Q.	What happens when our business requires a diversity of vendors? We currently use Welbilt and Middleby.

A.	We recognize that you have many choices of vendors. Our hope is that you will continue to partner with the new, combined company to gain the benefits it will bring to our customers. We will work hard to prove ourselves and make that the case, but if you choose to go in another direction, we will help make the transition as seamless as possible.

Q.	Do you expect any issues from a regulatory perspective?

A.	While we do not comment on the regulatory process, the transaction will be subject to customary regulatory reviews in the US and certain ex-US jurisdictions, and we do not expect any significant regulatory hurdles given our complementary product portfolios, fragmented nature of the business, and our sophisticated and long-standing customer base.

Q.	Who do we approach from the brands now?

A.	Continue to work with your current contacts as Welbilt and Middleby will operate as separate businesses until the transaction closes. It should be business as usual with respect to your ongoing relationship with one or both companies.

Q.	Is there going to be a rep consolidation?

A.	Right now, we continue to operate as we always have, as two separate companies. The rep groups for both companies know the products and their markets well and any changes will be announced after the transaction closes.

Q.	Are Middleby reps picking up Welbilt line?

A.	We will continue operating as two separate companies, serving our customers, so there are no changes to announce at this time. If there are future updates, we will convey these after the transaction closes.

Q.	When will we know what is happening?

A.	Transparent communication with our partners is very important to us during this time of transition. We will relay updates as soon as we are able or when there is news to share.

Q.	Will there be a commission structure or rebate change?

A.	Until we finalize the acquisition, we will remain separate and independent companies. Welbilt will have no insight or influence over the Middleby commission and rebate structures (or vice versa) until the transaction closes.

Q.	Will Welbilt now be in the same buying groups as Middleby with all the Welbilt brands (if not already)?

A.	We will continue operating as two separate companies, serving our customers, so there are no changes to announce at this time. If there are future updates, we will convey these after the transaction closes.

Q.	How will our role change as brand dealers and reps?

A.	Right now, all is unchanged. Keep doing what you have been doing and we will give direction in the future as needed.

Q.	What should we say if asked about the acquisition?

A.	It is important that we do not comment on or perpetuate any rumors. At the present time, say that you are aware of the transaction and the proposed synergies between the companies, but it is business as usual for the two separate companies.

Q.	How will this benefit customers?

A.	This combination broadens our product offering to customers and will allow us to accelerate innovation to market. We will be able to reach more customers globally and improve aftermarket support. We look forward to realizing these benefits after the transaction closes.

Q.	What do you see as the challenges?

A.	There is no particular challenge, and we will update our partners as we are able. It is a big transaction and our focus is on getting it closed.

Q.	How do we manage the relationship going forward?

A.	Manage the relationship as you are currently, as we are still operating as two separate companies. The transaction is expected to close in the second half of 2021, so it will be business as usual until we close. After this, we will provide updates.

Q.	What is the future working relationship?

A.	We will provide more information after the transaction closes.

Q.	How does this affect product pricing?

A.	There is no anticipated effect to product pricing.

Q.	How are you going to manage the brands going forward?

A.	Our brands have personal relationships with our sales teams from both companies. We will work with each customer to determine the best course of action. Managing the relationships and trust we have built with our customers is of primary importance to us.

Q.	Are you going to consolidate our sourcing agreements? Do they remain intact during the next 6 months?

A.	We will address this after the transaction closes. Until then, it is business as usual.

Q.	Will you change our warranties?

A.	We will address this after the transaction closes.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Welbilt’s and Middleby’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Welbilt or Middleby or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Welbilt or Middleby; the ability of Welbilt or Middleby to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of COVID-19 or other public health crises and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in Welbilt’s and Middleby’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Welbilt’s and Middleby’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this document are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Welbilt and Middleby undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Middleby intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Welbilt and Middleby that also constitutes a prospectus of Middleby. Each of Welbilt and Middleby also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Welbilt and Middleby. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Welbilt and Middleby, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Welbilt will be available free of charge on Welbilt’s website at www.welbilt.com or by contacting Welbilt’s Investor Relations Department by email at richard.sheffer@welbilt.com or by phone at (727) 853-3079. Copies of the documents filed with the SEC by Middleby will be available free of charge on Middleby's website at www.middleby.com or by contacting Middleby's Investor Relations Department by email at investors@middleby.com or by phone at (847) 741-3300.

Participants in the Solicitation

Welbilt, Middleby and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Welbilt is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Information about the directors and executive officers of Middleby is set forth in Middleby’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 31, 2021, and Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, which was filed with the SEC on March 3, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Welbilt and Middleby using the sources indicated above.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.